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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Merit Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: May 25, 2005

MERIT MEDICAL SYSTEMS, INC.

        You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the "Company"), which will be held on Wednesday, May 25, 2005, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah (the "Annual Meeting"), for the following purposes:

(1)
To elect three directors of the Company, each to serve for a term of three years or until his successor has been duly elected and qualified;

(2)
To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2005; and

(3)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 20, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

April 25, 2005	KENT W. STANGER Chief Financial Officer, Secretary and Treasurer

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

MERIT MEDICAL SYSTEMS, INC.
1600 Merit Parkway, South Jordan, Utah 84095

PROXY STATEMENT

Annual Meeting of Shareholders
May 25, 2005

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's common stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 25, 2005, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 25, 2005.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies personally or by telephone, electronic mail or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by those persons, and the Company will reimburse those brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

        The Board of Directors has fixed the close of business on April 20, 2005 as the Record Date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 26,515,247 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

        Shares of the Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. If no instructions are indicated, those shares will be voted FOR the election of each of the three director nominees for their respective terms, FOR the ratification of the appointment of Deloitte & Touche LLP to be the Company's independent auditor for the fiscal year ending December 31, 2005, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

        A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

        Under Utah law, in connection with the election of directors, the three nominees receiving the highest number of votes will be elected. In order to approve the proposal in respect of the appointment of independent auditors, votes cast in favor of the proposal must exceed the votes cast against. Abstentions and broker non-votes will not have the effect of being considered as votes cast with respect to those matters.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        At the Annual Meeting, three directors of the Company are to be elected to serve for a term of three years or until their successors are duly elected and qualified. Two of the nominees, Mr. James J. Ellis and Dr. Michael E. Stillabower, are currently directors of the Company. The other nominee, Dr. Franklin J. Miller, has been nominated by the Board of Directors to fill a vacancy resulting from the action of the Board of Directors to increase the number of directors of the Company, as permitted by the Articles of Incorporation and Bylaws of the Company. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited by this proxy statement will be voted for other persons as may be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

        Certain information with respect to each director nominee is set forth below.

        James J. Ellis, 68, has been a director of the Company since November 1995. He has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as General Manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. He also serves as a director of Jack Henry & Associates, a publicly-traded company engaged in the sales and service of software for the banking industry. Mr. Ellis is nominated to serve a three-year term.

        Michael E. Stillabower, M.D., 58, has been a director of the Company since March 1996. Dr. Stillabower has been a physician in private practice in Wilmington, Delaware since 1980. In 1999, Dr. Stillabower was appointed Director, Cardiovascular Research, Christiana Care Health Systems. From 1988 to 1999, he was chief of cardiology at the Medical Center of Delaware, where he had held a number of appointments including Director, Coronary Care Unit, from 1984 to 1988. In May 1995 he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976. He is an Elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts. Dr. Stillabower is nominated to serve a three-year term.

        Franklin J. Miller, M.D., 64, is nominated to become a director of the Company. Since January 2002, Dr. Miller has been the Director of the Hereditary Hemorrhagic Telagiectasia (HHT) Clinic at the University of California San Diego ("UCSD"), one of twenty-eight worldwide clinics, and has also been a Professor of Interventional Radiology at UCSD. Since 1976, Dr. Miller has been a Professor of Radiology and Surgery at the University of Utah. He has also been the Director of the HHT Clinic in Utah since 1996. From 1997 to March 2005, Dr. Miller served as a consultant to the Company, assisting in the testing and development of the Company's products. Dr. Miller received a medical degree from Temple University in 1966, and served his residency and fellowship at Johns Hopkins Hospital from 1969-1973. Dr. Miller is nominated to serve a three-year term.

        The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees.

Directors Whose Terms of Office Continue

        Fred P. Lampropoulos, 55, has been Chairman of the Board, Chief Executive Officer and President of the Company since its formation in July 1987. From 1983 to June 1987, Mr. Lampropoulos was Chairman of the Board and President of Utah Medical Products, Inc. ("Utah Medical"), a medical device company. Mr. Lampropoulos's term as a director expires in 2006.

        Kent W. Stanger, 50, has been Chief Financial Officer, Secretary, Treasurer and a director of the Company since 1987. Prior to joining the Company, Mr. Stanger was the controller for Utah Medical from 1985 to August 1987. Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc. Mr. Stanger is a certified public accountant. Mr. Stanger's term as a director expires in 2006.

        Rex C. Bean, 73, has been a director of the Company since 1988. Mr. Bean retired from the U.S. Air Force in 1987 and is principally engaged in the management of private investments. Mr. Bean is nominated to serve a three-year term. Mr. Bean's term as a director expires in 2007.

        Richard W. Edelman, 63, has been a director of the Company since 1988. He is the managing director and Dallas branch manager of Sanders Morris Harris, a stock brokerage firm. From 1998 to 2000, he was a Senior Vice President of Southwest Securities, Inc., a stock brokerage firm located in Dallas, Texas. From 1996 to 1998, he was Managing Director of Rodman & Renshaw, Inc., a stock brokerage firm. From 1987 to 1996, he was employed by Southwest Securities, Inc., as Senior Vice President. Prior to joining Southwest Securities, Inc., in 1987, Mr. Edelman was a securities analyst and Vice President for Schneider, Bernet and Hickman, a Dallas, Texas securities firm. Mr. Edelman obtained an MBA degree from Columbia University in 1966. Mr. Edelman is nominated to serve a three-year term. Mr. Edelman's term as a director expires in 2007.

Committees, Meetings and Code of Ethics

        The Board of Directors has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of the Audit Committee are Richard W. Edelman (Chairman), James J. Ellis and Rex C. Bean. The members of the Compensation Committee are James J. Ellis (Chairman), Rex C. Bean and Richard W. Edelman. The members of the Nominating and Corporate Governance Committee are Rex C. Bean (Chairman), James J. Ellis, Richard W. Edelman and Michael E. Stillabower. The Company believes the following directors are independent directors for purposes of the Marketplace Rules of the Nasdaq National Market on which the Common Stock is currently quoted: Rex C. Bean, Richard W. Edelman, James J. Ellis, and Michael E. Stillabower.

        The Nominating and Corporate Governance Committee currently recommends to the Board of Directors certain director nominees and the amount of director compensation. The Nominating and Corporate Governance Committee was formed during the fiscal year ended December 31, 2004, but did not meet during the 2004 fiscal year. The Board of Directors will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are submitted in writing to the Secretary of the Company in the manner described for shareholder nominations below under the heading "Proposals of Shareholders." All nominees, whether submitted by a shareholder or the Board of Directors, will be evaluated in the same manner. The current director nominees were recommended by the Board of Directors including the independent members thereof. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, a copy of which is attached to this proxy statement as Exhibit A and is also available on the Company's Internet website (www.merit.com).

        The Compensation Committee met three times during 2004. The Compensation Committee oversees, reviews and approves all executive compensation and benefit programs of the Company.

        The Audit Committee met eight times during 2004 to review and discuss the Company's accounting practices and procedures with the Company's management and independent public accountants and to review the quarterly and annual financial statements of the Company. The Board of Directors has determined that Richard W. Edelman, who serves as the Audit Committee Chairman, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. All of the members of the Audit Committee are independent for purposes of the Marketplace Rules of the Nasdaq National Market on which the Common Stock is currently quoted. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company's Internet website (www.merit.com).

        The Company has adopted a Code of Ethics applicable to its principal executive officer and principal financial officers. The Code of Ethics is posted on the Company's Internet website at (www.merit.com).

        During the fiscal year ended December 31, 2004, there were 19 meetings held by the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of any committee on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities that are derivative of the Common Stock. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of those forms and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) reports required to be filed by the Company's officers and directors were filed. However, in connection with options granted by the Board of Directors on December 18, 2004, each of Fred P. Lampropoulos, Kent W. Stanger, B. Leigh Weintraub, Martin R. Stephens, Gregory L. Barnett and Rashelle Perry was required to file a Form 4 within two days of the option grants. Due to an administrative oversight, the Forms 4 were not filed timely, but were subsequently filed in March 2005.

Director Compensation

        Directors who are not employees of the Company receive an annual retainer of $15,000 and a director's fee of $1,200 per meeting attended in person and $400 for each telephonic meeting in which they participate. Non-employee directors also receive $400 for attendance at each committee meeting that they attend and that is not held on the same date as a board meeting. All directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

Shareholder Communication with the Board of Directors

        The Board of Directors will receive communications from shareholders. All communications, except those related to shareholder proposals that are discussed below under the heading "Proposals of Shareholders," must be sent to the Chairman of the Board of Directors at the Company's executive offices at 1600 West Merit Parkway, South Jordan, Utah 84095. Communications submitted to the Board of Directors (other than communications received through the Company's whistleblower hotline, which are reviewed and addressed by the Audit Committee of the Board of Directors) are reported to the other directors of the Company at the next regular meeting of the Board of Directors. All members of the Board of Directors are strongly encouraged to attend the Annual Meetings of Shareholders. All members of the Board of Directors were present at the 2004 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

        In addition to Mr. Lampropoulos and Mr. Stanger, whose biographies are included previously in this Proxy Statement as directors of the Company, certain information is furnished with respect to the following executive officers of the Company:

        B. Leigh Weintraub, 55, was appointed Chief Operating Officer in February 1997, from her previous position as Vice President of Operations of the Company where she served since April 1995. She was Director and Vice President of Regulatory Affairs and Quality Assurance of the Company from August 1993 to 1995. From 1992 to August 1993, she was Director of Regulatory Affairs and Clinical Programs for Endomedix, a medical device company based in Irvine, California. From 1988 to 1992, Ms. Weintraub was employed by Baxter Healthcare Corporation as manager of quality strategies and quality engineering and as project engineer, quality engineering. Ms. Weintraub completed an executive MBA program at Pepperdine University in April 1993.

        Bryan R. Lampropoulos, 33, has been Executive Vice President of Global OEM Sales and Marketing of the Company since 2001, with additional responsibilities of providing oversight of international worldwide dealers. He served as the Company's Vice President of Global OEM Sales from 1998 to 2001 and Director of Global OEM Sales & Marketing from 1997 to 1998. Mr. Lampropoulos served as the Company's Director of Business Development and as a Territory Salesperson from 1992-1994. Mr. Lampropoulos is a graduate of the University of Utah and is the son of Chairman and Chief Executive Officer, Fred P. Lampropoulos.

        Brian L. Ferrand formerly served as the Company's Vice President of Sales. Mr. Ferrand's employment with the Company was terminated on October 29, 2004.

Compensation of Officers

        The compensation of Fred P. Lampropoulos, the Company's Chief Executive Officer, and the Company's other four most highly compensated executive officers who were paid at least $100,000 (the "Named Executive Officers") during the fiscal year ended December 31, 2004, is shown on the following pages in three tables and discussed in the report from the Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Position	Fiscal Year	Salary	Accrued Bonus		Options/ SARS (#)		All Other Compensation
Fred P. Lampropoulos Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	$305,000 305,000 305,000	$268,305 364,300 266,400		67,000 140,778 17,777	(10) (5)(9) (5)	$26,608 16,231 16,231	(1)(2) (1)(2) (1)(2)
Bryan R. Lampropoulos Executive Vice President of Global OEM Sales & Marketing	2004 2003 2002	0 0 0	602,571 485,231 329,318	(6) (7) (8)	26,000 49,556 0	(10) (5)(9)	14,075 13,264 18,109	(1)(2) (1)(2)(4) (1)(2)(4)
Kent W. Stanger Chief Financial Officer, Secretary, Treasurer and Director	2004 2003 2002	200,000 200,000 200,000	102,233 153,928 91,020		41,000 91,223 17,777	(10) (5)(9) (5)	14,228 4,500 4,500	(1)(2) (2) (2)
B. Leigh Weintraub Chief Operating Officer	2004 2003 2002	200,000 200,000 200,000	98,398 97,278 76,220		26,000 49,556 0	(10) (5)(9)	4,426 4,500 8,347	(2) (2) (1)(2)
Brian L. Ferrand Vice President of Sales	2004 2003 2002	211,538 250,000 250,000	37,000 168,750 148,000		6,000 49,556 17,777	(5)(9) (5)	64,075 23,731 18,039	(1)(2)(3) (1)(2) (1)

(1)
Includes vacation benefits paid to the Named Executive Officers in cash in lieu of benefit in the following amounts for the years ended December 31, 2004, 2003 and 2002, respectively: Fred P. Lampropoulos $21,995, $11,731, $11,731; Bryan R. Lampropoulos $9,462, $5,885, $6,587; Kent W. Stanger $9,615, $0, $0; B. Leigh Weintraub $0, $0, $3,847; and Brian L. Ferrand $21,000, $19,231, $18,039.

(2)
Amounts shown reflect contributions made by the Company for the benefit of the Named Executive Officers under the formula plan provision of the Company's 401(k) Profit Sharing Plan in the following amounts for the years ended December 31, 2004, 2003 and 2002, respectively: Fred P. Lampropoulos $4,613, $4,500, $4,500; Bryan R. Lampropoulos $4,613, $4,500, $4,500; Kent W. Stanger $4,613, $4,500, $4,500; B. Leigh Weintraub $4,426, $4,500, $4,500; and Brian L. Ferrand $4,613, $4,500, $0.

(3)
Mr. Ferrand's employment with the Company was terminated on October 29, 2004. During the fiscal year ended December 31, 2004, the Company paid Mr. Ferrand $38,462 in termination-related payments, paid in 4 equal, bi-weekly installments. In addition, the Company has agreed to pay to Mr. Ferrand an additional $384,615 in termination-related payments, payable in 40 equal bi-weekly installments from the Company.

(4)
Including income from the Company's Non-Qualified Employee Stock Purchase Plan for the years ended December 31, 2004, 2003 and 2002, respectively: $0, $2,879, $7,022.

(5)
All option amounts reflect 4-for-3 stock splits effective August 15, 2003 and December 3, 2003.

(6)
Bonus amount for 2004 is made up of $572,251 in commission and $30,320 in bonus.

(7)
Bonus amount for 2003 is made up of $451,481 in commission and $33,750 in bonus.

(8)
Bonus amount for 2002 is made up of $299,718 in commission and $29,600 in bonus.

(9)
2003 options include the grant for 2004 granted on December 13, 2003.

(10)
2004 options include the grant for 2005 granted on December 18, 2004.

Option Grants in Last Fiscal Year

        The following table sets forth individual grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2004. As of December 31, 2004, the Company had not granted any stock appreciation rights. The exercise prices of all options granted during the year ended December 31, 2004 were not less than the market price of the Common Stock as of the date of grant.

			Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Number of Securities Underlying Options Granted
Name				Exercise Price	Expiration Date
						5%	10%
Fred P. Lampropoulos	27,000 40,000	(1) (1)(2)	3.2 4.7	$13.81 15.03	6/10/2014 12/18/2014	$234,496 378,091	$594,259 958,158
Bryan R. Lampropoulos	6,000 20,000	(1) (1)(2)	0.7 2.3	13.81 15.03	6/10/2014 12/18/2014	52,110 189,046	132,058 479,079
Kent W. Stanger	21,000 20,000	(1) (1)(2)	2.5 2.3	13.81 15.03	6/10/2014 12/18/2014	182,386 189,046	462,201 479,079
B. Leigh Weintraub	6,000 20,000	(1) (1)(2)	0.7 2.3	13.81 15.03	6/10/2014 12/18/2014	52,110 189,046	132,058 479,079
Brian L. Ferrand	6,000	(1)(3)	0.7	13.81	6/10/2014	52,110	132,058

(1)
Subject to an immediate vesting period.

(2)
2004 options include the grant for 2005 granted on December 18, 2004.

(3)
Mr. Ferrand's employment with the Company was terminated on October 29, 2004.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

        The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended December 31, 2004 upon the exercise of stock options, the value realized upon that exercise, the number of unexercised stock options held on December 31, 2004, and the aggregate value of those options held by the Named Executive Officers:

	Number of Shares Acquired on Exercise(1)		Number of Unexercised Options at December 31, 2004(1)		Value of Unexercised In-the-Money Options at December 31, 2004(2)
		Value Realized on Exercise
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Fred P. Lampropoulos	76,389	$1,356,636	425,989	159,287	$3,795,816	$1,174,847
Bryan R. Lampropoulos	25,334	229,129	22,800	64,086	5,000	406,535
Kent W. Stanger	31,808	454,757	274,523	79,643	2,338,859	587,420
B. Leigh Weintraub	15,976	222,215	53,691	79,643	189,577	587,420
Brian L. Ferrand(3)	18,559	278,926	13,112	0	48,203	0

(1)
All option amounts and prices have been adjusted to reflect 5-for-4 stock splits effective August 28, 2001 and April 12, 2002, and 4-for-3 stock splits effective August 15, 2003 and December 3, 2003.

(2)
Reflects the difference between the exercise price of the options granted and the value of a share of Common Stock on December 31, 2004. The closing sale price of the Common Stock on December 31, 2004, as reported by Nasdaq, was $15.28 per share.

(3)
Mr. Ferrand's employment with the Company was terminated on October 29, 2004.

Change of Control Employment Agreements

        The Board of Directors has approved Change of Control Employment Agreements (the "Employment Agreements") for each of the Named Executive Officers. These Employment Agreements provide benefits in the event of a change of control of the Company and payments and benefits in the event of termination of employment under certain circumstances.

        The Employment Agreements provide for the continued employment of the Named Executive Officers for two years following a change of control (three years in the case of Mr. Fred P. Lampropoulos) (the "Employment Period") in essentially the position held prior to the change of control and at an annual base salary and average annual bonus based on the salary paid during the last fiscal year and the average of the bonuses paid during the three fiscal years prior to the change of control. In addition, during the Employment Period, the Named Executive Officers are entitled to participate in all retirement plans, benefit plans and other employee benefits in effect prior to the change of control or, if more favorable, in those benefit programs provided to employees after the change of control.

        Upon termination of employment by the Company following a change of control, other than for death, disability or cause, or if the Named Executive Officer terminates employment for good reason, the Named Executive Officer is entitled to receive the sum of (i) his or her base salary and bonus through the date of termination, (ii) any accrued or deferred compensation or benefits, (iii) an amount equal to the Named Executive Officer's annual base salary and average annual bonus multiplied by the number of whole or fractional years remaining in the Employment Period, and (iv) continued coverage during the remainder of the Employment Period under the Company's benefit plans, programs, practices or policies. The Employment Agreements provide that the Named Executive Officers may voluntarily terminate employment during a 30-day window period following the first 12 months of the Employment Period and that such a termination will be deemed for good reason. If termination of the employment of a Named Executive Officer occurs that is not related to a change of control and is for other than death, disability or cause, the Named Executive Officer is entitled to receive the sum of

(i) and (ii) above, plus a sum equal to his or her annual base compensation and average bonus (based on the base salary paid during the last fiscal year and bonuses paid during the last three fiscal years).

        If termination of employment of a Named Executive Officer occurs by reason of death or disability, he or she shall be entitled to payment of base salary and bonus through the date of termination, any deferred or accrued benefits, and other death or disability benefits equal to the most favorable benefits provided by the Company to other employees and their families. If the Named Executive Officer is terminated for cause during the Employment Period, the Company is obligated to pay to the Named Executive Officer his or her annual base salary through the date of termination, the amount of any compensation previously deferred, and any other benefits due through the date of termination, in each case to the extent not previously paid.

Related Party Transactions

        During the period between January 1, 2004 and December 31, 2004, Dr. Frank J. Miller, nominated to serve as a director of the Company, provided medical consulting services to the Company. In exchange for such services, the Company paid Dr. Miller consulting fees in the amount of $49,000 during the year ended December 31, 2004.

Report of the Compensation Committee

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee, the Report of the Audit Committee and the Performance Graph set forth on page 13 hereof shall not be deemed to be incorporated by reference into any such filings.

        General.    The Company's executive compensation program is administered by the Compensation Committee, which is responsible for establishing the policies and amounts of compensation for the Company's executive officers. The Compensation Committee, composed of three independent directors, has oversight responsibility for executive compensation and the executive benefit programs of the Company.

        Executive Compensation Principles.    The Company's executive compensation program is designed to align executive compensation with the values, objectives and performance of the Company. The executive compensation program is designed to achieve the following objectives:

  •
  Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company;

  •
  Reward executive officers for long-term strategic management and the enhancement of shareholder value; and

  •
  Promote a performance-oriented environment that encourages Company and individual achievement.

        Executive Compensation Program.    The Company's executive compensation program consists of both cash and equity-based compensation. The components of the Company's executive compensation program and the policies that govern their implementation are outlined briefly below.

        Cash Compensation.    The Company's cash compensation policy is designed to provide competitive levels of compensation to attract and retain qualified individuals and to reward individual initiative and achievement. The Company's existing executive compensation program is a base compensation plan with a bonus compensation element.

        The salary for Fred P. Lampropoulos, President and Chief Executive Officer, is based generally upon comparisons with levels of compensation paid to Chief Executive Officers of other comparably-sized medical device manufacturers. The overall performance of the Company and the Company's progress toward achieving specific objectives are also important factors in setting compensation for Mr. Lampropoulos.

        Cash compensation for executive officers other than the Chief Executive Officer is based generally upon comparisons with comparably sized medical device manufacturers and is targeted at the mid-range of the salary levels of those manufacturers. Compensation of executive officers is based, in part, upon their respective responsibilities as compared to similar positions in comparable companies. The Compensation Committee also considers individual merit and the Company's performance. It is the practice of the Committee to solicit and review recommendations of the Chief Executive Officer when determining salary levels for executive officers other than the Chief Executive Officer.

        The Compensation Committee has established an annual incentive bonus program for the Chief Executive Officer. In 2004, Mr. Lampropoulos qualified for the bonus when the Company achieved all of the goals in each of following categories: revenue and earnings growth over the prior year; completion of three major projects; expansion of facilities in order to increase production capacity; and assignment of inventions to the Company. For 2005, Mr. Lampropoulos will be entitled to receive base incentive compensation to be determined by the Compensation Committee if the Company achieves each new goal established by the Compensation Committee for revenue growth; earnings per share; project completion; and assignment of inventions to the Company. If a particular goal is not completely achieved, no portion of the base incentive compensation will be paid for that category. In addition, the Board of Directors may in its discretion declare and pay to the Chief Executive Officer additional bonus amounts in recognition of exceptional performance.

        Equity-Based Compensation.    The Company has adopted various stock-based compensation plans that are designed to promote and advance the interests of the Company and its shareholders by strengthening the mutuality of interests between the executive officers of the Company and the Company's shareholders. Since executive incentive compensation is based on shares of Common Stock, the value of those awards to executive officers increases as the value of the Common Stock increases.

        Benefits.    The Company's policy is to provide an attractive benefit package to all employees. Executive officers of the Company are generally eligible to participate, on the terms and conditions applicable to all eligible employees of the Company, in the Merit Medical Systems 401(k) Profit Sharing Plan, a contributory savings and profit sharing plan for all Company employees over the age of 18. Certain executive officers may elect to defer certain awards or compensation under the Company's employee benefit plans.

                      COMPENSATION COMMITTEE

                      James J. Ellis, Chairman
                      Richard W. Edelman
                      Rex C. Bean

Report of the Audit Committee

        The Audit Committee met eight times during the 2004 year to review the Company's accounting practices and procedures with the Company's management and independent public accountants and to review the quarterly and annual financial statements of the Company. All members of the Audit Committee attended all such meetings. Additionally, the Audit Committee or Richard W. Edelman, its chairman, met with the Company's independent auditors and management to review the financial information included in the audited financial statements. All members of the Audit Committee are "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditor is responsible for performing an audit of the Company's financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit. The Audit Committee reviews these processes on behalf of the Board of Directors. The Audit Committee has reviewed and discussed with the Company's management and its independent auditor the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

        The Audit Committee also has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

        The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditor its independence. The Audit Committee has also considered whether the provision of the non-audit services described below under the caption "Proposal No. 2 Ratification of Selection of Auditor" is compatible with maintaining the independence of the independent auditor.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Commission.

                      AUDIT COMMITTEE

                      Richard W. Edelman, Chairman
                      Rex C. Bean
                      James J. Ellis

Merit Medical Systems, Inc.
Comparison of Five Year-Cumulative Total Returns
Performance Graph

Prepared by the Center for Research in Security Prices
Produced on 04/15/05 including data to 12/31/04

900
800
700
600
500
400
300
200
100
0
585.4
158.6
53.8
12/31/99
12/29/00
12/31/01
12/31/02
12/31/03
12/31/04

L E G E N D

Symbol	Index Description	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
▬ (heavy solid)	MERIT MEDICAL SYSTEMS, INC.	100.0	77.6	322.0	429.3	852.9	585.4
— (solid)	Nasdaq Stock Market (US Companies)	100.0	60.3	47.8	33.1	49.5	53.8
- - (dashed)	Nasdaq Stocks (SIC 3840-3849 US Companies) Surgical, Medical, and Dental Instruments and Supplies	100.0	104.0	113.6	92.9	135.7	158.6

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 12/31/99.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information as of April 15, 2005, with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each Named Executive Officer and by all directors and executive officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. Percentages are based on 26,515,247 shares of Common Stock outstanding as of April 15, 2005.

	Beneficial Ownership
	Number of Shares	Percentage of Class
Principal Shareholders
FMR Corp.(1) 82 Devonshire Street, Boston, MA 02109	2,584,928	9.7
Barclays Global Investors(1) 45 Fremont Street, San Francisco, CA 94105	2,113,500	8.0
Officers, Directors and Nominees
Fred P. Lampropoulos(2)(3)	1,312,053	4.9
Kent W. Stanger(2)(3)	884,045	3.3
Rex C. Bean(3)	368,944	1.4
James J. Ellis(3)	132,667	*
Michael E. Stillabower, M.D.(3)	124,443	*
B. Leigh Weintraub(2)(3)	92,570	*
Bryan R. Lampropoulos(2)(3)	92,496	*
Richard W. Edelman(3)	60,776	*
Frank J. Miller(4)	14,421	*
Brian L. Ferrand(3)	13, 112	*
Total of Officers and Directors(2)(3)	3,081,106	11.1

*
Represents holdings of less than 1%

(1)
Based on Schedules 13G dated February 14, 2005, as filed with the Commission.

(2)
The computations above include the following share amounts that are held in the Company's 401(k) Profit Sharing Plan on behalf of participants thereunder: Fred P. Lampropoulos 57,387 shares; Kent W. Stanger 48,602 shares; B. Leigh Weintraub 6,804 shares; Bryan R. Lampropoulos 27,137 shares; and all executive officers and directors as a group, 139,930 shares.

(3)
The computations above include the following share amounts that are subject to options exercisable within 60 days of April 20, 2005, none of which have been exercised: Fred P. Lampropoulos 484,833 shares; Kent W. Stanger 303,945 shares; Rex C. Bean 123,054 shares; James J. Ellis 74,444 shares; Michael E. Stillabower M.D. 102,221 shares; B. Leigh Weintraub 83,113 shares; Bryan R. Lampropoulos 34,000 shares; Richard W. Edelman 60,776 shares; Brian L. Ferrand 13,112 shares; and all executive officers and directors as a group, 1,279,498 shares.

(4)
Reflects shares owned by the Franklin J. and Bonnie A. Miller Family Trust in the amount of 12,544, and Franklin J. Miller, M.D., individually, in the amount of 1,867.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF AUDITOR

        The Audit Committee has recommended, and the Board of Directors has selected, the firm of Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2005, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has acted as independent auditor for the Company since 1987. The Board of Directors anticipates that one or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor.

Fees Paid to the Company's Independent Registered Public Accounting Firm

        The following table presents aggregate fees for audits of the Company's consolidated financial statements and fees billed or other services rendered by Deloitte & Touche for the fiscal years ended December 31, 2004 and December 31, 2003.

	2004	2003
Audit(1)	$412,000	$157,000
Audit-Related(2)	41,000	2,100
Tax(3)	168,000	193,000
All Other(4)	196,000	0

Total	$817,000	$352,100

(1)
Audit Fees: The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit and reviews of the Company's financial statements filed with the SEC on Forms 10-K and 10-Q. Audit fees for 2004 also include fees for the audit of management's assessment of the effectiveness of internal control over financial reporting under section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-Related Fees: The aggregate fees billed by Deloitte for all audit-related services, consisting of an audit of the Company's employee benefit plan and review of other SEC filings.

(3)
Tax Fees: The aggregate fees billed by Deloitte for tax compliance, tax advice and tax planning.

(4)
All Other Fees: The aggregate fees billed by Deloitte for all other non-audit services consisting of advisory consulting services on readiness efforts related to Sarbanes-Oxley section 404 compliance.

Pre-Approval Policies and Procedures

        The Audit Committee ensures that the Company engages its public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of its public accountants. The Audit Committee approves or pre-approves all services provided by the Company's public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by the Company's external public accountants, whether identified in statute or determined in the Company's opinion to be incompatible with the role of an independent auditor. All fees identified in the preceding four paragraphs were approved by the Audit Committee. During 2004, the Audit Committee reviewed all non-audit services provided by the Company's external public accountants, and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on that business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

        In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2006, proposals that shareholders intend to present at the Annual Meeting of Shareholders to be held in calendar year 2006 must be received by the Secretary of the Company at the Company's executive offices (1600 West Merit Parkway, South Jordan, Utah 84095) no later than December 31, 2005. Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2006 calendar year but fails to notify the Company of that intention prior to March 15, 2006, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

ADDITIONAL INFORMATION

        The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of that person, a copy of the Company's 2004 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission. Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this proxy statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The Company delivers one proxy statement to each address where multiple record holders of its Common Stock reside, unless it has received instructions from a shareholder to the contrary. The Company will promptly deliver another proxy statement to any holder of its Common Stock living at a shared address where it has delivered only one proxy statement. Stockholders wishing to receive another copy of the proxy statement may deliver such request in writing to Corporate Secretary, Merit Medical Systems, Inc., 1600 West Merit Parkway, South Jordan, Utah 84095.

EXHIBIT A

NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE CHARTER

Purpose of Committee

        The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Merit Medical Systems, Inc. (the "Company") is to recommend individuals to the Board for nomination as members of the Board and its Committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Committee shall report to the Board on a regular basis and not less than once a year.

Committee Membership

        The Committee shall consist of three or more independent directors of the Board. For purposes of this Charter, the term "independent director" means a director who meets the NASDAQ Stock Market, Inc. definition of "independent director" as determined by the Board. Members of the Committee shall be appointed by the Board based on nominations recommended by the Committee and shall serve at the pleasure of the Board and for such terms as the Board may determine.

Committee Structure and Operations

        The Committee shall designate one member of the Committee as its Chairperson. In the event of a tie vote on any issue, the Chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Chairperson, with further meetings to occur, or actions to be taken by written consent, when deemed necessary or desirable by the Committee or the Chairperson.

Committee Duties and Responsibilities

        The following are the duties and responsibilities of the Committee:

1)
Review the operation and size of the Board and make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board.

2)
Identify individuals believed to be qualified to become members of the Board and recommend to the Board the nominees to stand for election as directors at the annual meeting of the Company's shareholders or, if applicable, at a special meeting of the Company's shareholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by the Company's shareholders. In nominating a candidate, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of the other members of the Board, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.

3)
Identify nominees qualified to fill vacancies on any committee of the Board (including the Committee) and recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the applicable committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the applicable committee and the interplay of the candidate's experience with the experience of other members of the applicable committee.

4)
Establish procedures for the Committee to exercise oversight of the evaluation of the Board and the Company's senior executive officers.

5)
Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

6)
Recommend board compensation to the Board.

7)
Review and recommend succession and selection of the Chief Executive Officer and other senior executive officers of the Company.

8)
Make an annual report to the Board of the Committee's work.

PROXY
MERIT MEDICAL SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Fred P. Lampropoulos and Kent W. Stanger and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Merit Medical Systems, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 20, 2005 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Merit Medical Corporate Offices, 1600 West Merit Parkway, South Jordan, Utah 84095, on Wednesday, May 25, 2005, at 3:00 p.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.
ELECTION OF DIRECTORS, each to serve for a term of three years or until his successor has been duly elected and qualified.

☐	FOR all nominees listed below (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
	JAMES J. ELLIS FRANKLIN J. MILLER, M.D.		MICHAEL E. STILLABOWER, M.D.
2.
RATIFICATION OF THE APPOINTMENT of Deloitte & Touche LLP to serve as the independent auditor of the Company for the fiscal year ending December 31, 2005.

☐ For                ☐ Against                ☐ Abstain

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE INDEPENDENT AUDITOR OF THE COMPANY.

        Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:	2005

Signature
Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both entities should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SOLICITATION OF PROXIES
VOTING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF AUDITOR
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS
ADDITIONAL INFORMATION
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
EXHIBIT A NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
PROXY MERIT MEDICAL SYSTEMS, INC.